Exhibit 5.1

April 6, 2015

Insmed Incorporated

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

RE:	Insmed Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the offering by the Company of 11,500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”), pursuant to the referenced Registration Statement (the “Registration Statement”) and the Prospectus Supplement dated March 31, 2015 (the “Prospectus Supplement”), each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation, as amended, of the Company as filed with the State Corporation Commission of the Commonwealth of Virginia, the Amended and Restated Bylaws of the Company and the minutes of meetings of the shareholders and the Board of Directors of the Company, and the Pricing Committee thereof, as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Virginia Stock Corporation Act.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)